SECOND AMENDMENT TO THE
             DENTSPLY EMPLOYEE STOCK OWNERSHIP PLAN
             --------------------------------------


The DENTSPLY Employee Stock Ownership Plan as amended, effective as of December 1, 1982 and restated as of January 1, 1991, (the "Plan"), is hereby amended effective as of September 11, 1996 in the following manner:

1. Section 5.05(c) of the Plan is hereby amended by adding thereto a new subsection (c), to read, in its entirety, as follows:

     (c) Notwithstanding anything to the contrary in this Plan, an Eligible Participant may upon a written notice to the Trustee received during the Window Election Period, elect to direct the Trustee to diversify, in the manner set forth below, up to forty percent (40%) in whole shares of his or her Company Stock Account. Any Eligible Participant who does not elect to diversify his or her Company Stock Account in accordance with this subsection (c) during the Window Election Period shall have the right to diversify his or her Account (or the balance thereof) only in accordance with subsections (a) and (b) above thereafter.

     If an Eligible Participant provides notice of an election to diversify up to forty percent (40%) his or her Company Stock Account pursuant to this subsection (c) during the Window Election Period, then no later than thirty
     (30) days (or such longer period as may be established by the Committee) after the date upon which the Trustee receives the notice, a cash transfer shall be made from such Eligible Participant's Company Stock Account to the Mutual Fund Account of the Eligible Participant in an amount equal to the fair market value of the number of shares of Company Stock diversified; provided, however, that if the shares of Company Stock as to which an election is filed are readily tradeable on an established securities market within the meaning of Section 409(h)(1)(B) of the Code at the time such election is filed, then such fair market value shall equal the proceeds received by the Trustee upon the sale of such shares on such securities market less any applicable transaction costs.

     For purposes of this subsection (c), (1) an "Eligible Participant" shall mean a Participant who has participated in the Plan for at least five (5) years as of December 30, 1996, who has completed eight (8) years of Credited Service as of December 30, 1996 and who has a 100% nonforfeitable interest in his Account as of December 30, 1996; and (2) the "Window Election Period" shall mean the 90-day period commencing on October 1, 1996 and ending on December 30, 1996.

    2. In all other respects, the Plan shall remain unchanged by this amendment.


                                     76